SERIES C WARRANT NO. ________
________ SHARES

         THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (I) REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER OR SALE.

                  WARRANT, dated as of _______, 1999, issued by NETWORD, INC., a Delaware corporation (the "Company") with principal offices at 702 Russell Avenue, Third Floor, Gaithersburg, Maryland 20877-2606, Attn: President, to _______________________________________ (the "Holder") or registered assigns.

                  The Company hereby agrees as follows:

                  1. Grant. The Company hereby grants to the Holder, the right, privilege and option to purchase from the Company _________ shares (the "Warrant Shares") of common stock, par value $.01 per share ("Common Stock"), subject to adjustment as provided in Section 6, at the exercise price of $1.50 per share (the "Exercise Price"), all subject to the terms and upon the conditions set forth herein.

                  2. Exercise of Warrant. This Warrant is exercisable commencing on the date hereof and will expire at 5:00 p.m., New York City time, on June 30, 2004 (the "Expiration Date"), subject to the right of the Company to redeem this Warrant as described in Section 3.

                  3. Method of Exercise and Redemption of Warrant. Unless this Warrant has been redeemed by the Company as provided in this Section 3, the Holder may exercise this Warrant at or prior to its expiration on the Expiration Date. This Warrant may be exercised by the Holder or redeemed by the Company as follows:

                            (a)   This Warrant may be exercised in whole at any
time, or in part from time to time, by delivery of this Warrant to the Company at its principal place of business, accompanied by a check payable to the Company in payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is exercised.

                           (b)   At any time after the Common Stock is first
subject to trading on any national exchange or inter-dealer quotation system, in addition to the method of payment provided in Section 3(a) hereof and in lieu of any cash payment required thereunder, the Holder shall have the right at any time and from time to time to exercise this Warrant by sending written notice to the Company of such exercise pursuant to this Section 3(b) ("Notice"). Within the period set forth in Section 3(c), the Company shall deliver to Holder a duly issued certificate (or certificates in the denominations designated by Holder in its Notice) representing the number of





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shares of Common Stock equal to the product of (x) the number of shares of
Common Stock as to which this Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price of the Common Stock less the Exercise Price therefor, and the denominator of which is such Market Price. For the purposes hereof, the "Market Price" on any day shall mean the last reported sale price on such day or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal national securities exchange (including the Nasdaq National Market) on which the Common Stock is listed or admitting to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") on the Nasdaq SmallCap Market, or if the Common Stock is not quoted on the Nasdaq SmallCap Market, the average closing bid price as furnished by the NASD Over the Counter Bulletin Board (the "Bulletin Board"), or if the Common Stock is not quoted on the Bulletin Board, the average of the closing average of bid and asked prices as furnished by the NQB Pink Sheets.

                           (c) Upon clearance of the check delivered pursuant to
Section 3(a) or receipt of the Notice pursuant to Section 3(b), the Company shall make immediate delivery of the shares of Common Stock as to which this Warrant is exercised, provided that if any law or regulation requires the Company to take any action with respect to such shares of Common Stock before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. In case of the exercise of this Warrant as to less than all of the Warrant Shares, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor and date for the balance of the Warrant Shares.

                           (d) The Company may redeem this Warrant as to all or
any of the Warrant Shares, at a price of $0.05 per Warrant Share (the "Redemption Price"), at its option, at any time if (i) more than 12 months have elapsed after the Common Stock is first subject to both bid and ask quotations in the NQB Pink Sheets (or another inter-dealer quotation system) and (ii) at any time after such 12 month period the average of the closing average of bid and asked prices for the Common Stock is at least $2.50 per share for 20 consecutive trading days during which the average daily trading volume in the Common Stock is at least 10,000 shares. From and after the date fixed for redemption by notice given pursuant to Section 3(e) (the "Redemption Date"), the right to purchase Warrant Shares with respect to the redeemed portion of this Warrant shall cease, and the Holder shall be entitled to payment of the Redemption Price with respect to the portion of this Warrant so redeemed (and to receive a new Warrant of like tenor and date with respect to the unredeemed portion of this Warrant) upon surrender of this Warrant to the Company.

                           (e) Notice of redemption of this Warrant shall be
given at least 30 days prior to the Redemption Date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to the Holder at its address appearing on the books or transfer records of the Company or such other address as may be designated by the Holder by notice to the Company. Notwithstanding the giving of such notice, the Holder shall be entitled to exercise this Warrant at any time prior to the Redemption Date.



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



                  4. Payment of Taxes. (a) The Company shall pay all documentary stamp taxes attributable to the issuance of shares of Common Stock upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Warrants, warrant certificates or certificates for Warrant Shares purchased pursuant hereto in a name other than that of the Holder, and the Company shall not be required to issue or deliver such Warrants, warrant certificates or other certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (b) The Company's obligation to deliver Warrant Shares upon the exercise of this Warrant or any portion thereof shall be subject to the payment by the Holder of any applicable federal, state and local withholding tax. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Holder any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of the Company's Board of Directors or any committee thereof to disapprove any such election and require payment of the withholding tax in cash, at any time after the Common Stock is first subject to both bid and ask quotations in the NQB Pink Sheets (or another inter-dealer quotation system), the Holder shall have the right to elect to pay the withholding tax with shares of Common Stock to be received upon exercise of this Warrant or any portion thereof or which are otherwise owned by the Holder. Upon the exercise of any portion of this Warrant, any election to pay withholding taxes with stock shall be irrevocable once made with respect to such portion. For purposes of this Section 4(b), shares of Common Stock used to pay withholding tax shall be valued at the Market Price.

         5. Restriction on Transfer of Warrants. The Holder hereof, by the Holder's acceptance hereof, hereby represents and warrants to, and agrees with, the Company that (a) the Holder has been informed that neither this Warrant nor the Warrant Shares have been registered for sale under any federal or state securities laws and that this Warrant is being offered and sold to the Holder and, upon the exercise of this Warrant, the Warrant Shares will be sold to the Holder, pursuant to an exemption from registration under the Securities Act, or pursuant to a registration statement filed by the Company pursuant to registration rights granted in connection with the issuance of this Warrant; (b) the Holder is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and is acquiring this Warrant and, if the exercise of this Warrant is not registered under the Securities Act and applicable state securities laws, will acquire the Warrant Shares for the Holder's own account for investment only and not with a view to distribution; (c) this Warrant and the Warrant Shares may not be transferred or sold, in whole or in part, unless such transfer or sale is registered under the Securities Act and applicable state securities laws or exempt from such registration; and (d) if the exercise of this Warrant is not registered under the Securities Act and applicable state securities laws, prior to the exercise of this Warrant, the Holder shall provide to the Company in writing such information as the Company may reasonably request to establish that the exercise of this Warrant by the Holder is exempt from registration under the Securities Act and applicable state securities laws.




                                        3

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                  If a transfer of this Warrant is permitted pursuant to the preceding paragraph of this Section 5, the Holder shall execute and deliver to the Company, a completed Assignment in the form attached hereto as Exhibit A. Upon the Company's determination that the requirements for transfer of this Warrant have been satisfied, receipt of the completed and duly executed Assignment, and surrender of this Warrant, the Company shall, as promptly as practicable, deliver to the transferee a new Warrant of like tenor and date for that portion of the Warrant Shares as to which this Warrant is being transferred and shall deliver to the Holder a new Warrant of like tenor and date for the balance, if any, of the Warrant Shares.

                  6. Anti-Dilution Provisions. (a) In the event the Company shall (i) declare or pay a dividend on its outstanding shares of Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its outstanding shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation, merger or other business combination in which the Company is the surviving corporation), the number and kind of Warrant Shares issuable upon exercise of this Warrant and/or the Exercise Price shall be adjusted as the Company's Board of Directors determines to be equitable so that the Holder upon exercise hereof shall be entitled to receive the number and kind of Warrant Shares or other securities of the Company that the Holder would have been entitled to receive after the occurrence of any of such events had this Warrant been exercised immediately prior to the occurrence of such event or any record date with respect thereto. An adjustment made pursuant to this Section 6(a) shall become effective on the date of the dividend payment, distribution, subdivision, combination or reclassification, retroactive to any record date with respect thereto. The provisions of this
Section 6(a) shall similarly apply to successive events on a cumulative basis.

         (b) In case of any consolidation of the Company with, or merger of the Company into, another person (whether or not the Company is the surviving corporation), or in the case of any sale, transfer or lease to another person of all or substantially all of the assets of the Company, the Company or such successor, as the case may be, shall deliver to the Holder an undertaking that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such transaction to purchase upon exercise of this Warrant the kind and amount of securities, cash and property which the Holder would have been entitled to receive after the consummation of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such transaction, and if the successor or purchaser is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares and other securities and property so that, upon exercise of this Warrant, the Holder will have the same benefits the Holder otherwise would have had if such successor or purchaser were a corporation. The provisions of this Section 6(b) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

                  7. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by the Company by rounding down to the nearest whole number of shares of Common Stock.

                  8. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant for and payment of the exercise price therefor, all shares of Common Stock issuable upon such exercise shall be duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights of any stockholder.

                  9. Right to Notice. If the Company shall propose to engage in any transaction with respect to which adjustment of the Exercise Price or the kind or amount of securities, property or other assets receivable upon exercise of this Warrant would be required pursuant to Section 6, the Company shall cause to be mailed to the Holder, at least 10 days prior to the applicable date hereinafter specified, a notice describing such transaction and stating (a) in the case of any dividend, distribution or grant of rights or warrants to all holders of shares of Common Stock, the date on which a record is to be taken for such purpose or, if a record is not to be so taken, the date as of which the holders of Common Stock of record to be entitled thereto are to be determined,
(b) in the case of any other transaction described in Section 6 in which all holders of Common Stock of record are entitled to participate, the date on which such transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, property or other assets deliverable upon such transaction, and (c) in the case of any other transaction, the date on which it is expected to occur or become effective. Failure to give such notice or any defect therein shall not affect the validity of any action taken or transaction consummated by the Company.

                  10. No Rights as a Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

                  11. Notices. All notices, requests, consents and other communications hereunder shall be effective only if given in writing and shall be deemed to have been duly made or given when delivered, or three days after being mailed by registered or certified mail, return receipt requested:

                           (a) If to the Holder, to the address of the Holder as shown on the books of the Company or as otherwise designated or provided for herein; or

                           (b) If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.



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                  12. Amendment. This Warrant may not be amended or supplemented except by an instrument in writing executed by the Company and the Holder.

                  13. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State (without regard to the conflict of laws principles thereof).

                  14. Jurisdiction. Any legal action or proceeding with respect to this Warrant may be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by acceptance of this Warrant, the Holder accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. By acceptance of this Warrant, the Holder waives and agrees not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Warrant, that the Holder is not subject to the jurisdiction of such courts or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Warrant may not be enforced in or by said courts or that the Holder's property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or (provided that process shall be served in any manner referred to in the following sentence) that service of process upon the Holder is ineffective. Service of process in any such action, suit or proceeding may be made upon the Company or the Holder in any manner permitted by the laws of the State of New York or the federal laws of the United States or as follows: (i) by personal service or (ii) by certified or registered mail to the Holder or the Company, as applicable, at its address for notice pursuant to Section 11. Service of process upon the Holder or the Company in any manner referred to in the preceding sentence shall be deemed in every respect effective service of process upon the Holder or the Company.

                  15. Benefits of This Warrant. Nothing in this Warrant shall be construed to give to any person other than the Company and the Holder and its assigns any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the exclusive benefit of the Company and the Holder and its assigns.

                  16. Headings. The headings in this Warrant are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Warrant.




                                        6

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                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on its behalf.


                                               NETWORD, INC.


                                               By:______________________________
                                                  Name:
                                                  Title:








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                                    EXHIBIT A


                              [FORM OF ASSIGNMENT]

                 (To be executed by the registered holder if the
                     holder desires to transfer the Warrant)



                  FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers the within Series C Warrant No.____of NETWORD, INC. (the "Company"), dated _________, 1999, to the extent of the rights evidenced by said Warrant to purchase _______________________________________ Warrant Shares,
unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                   (PLEASE PRINT NAME AND ADDRESS OF ASSIGNEE) together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________________ attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

                  If this assignment is made as to less than all of the Warrant Shares evidenced by said Warrant, a new Warrant of like tenor and date shall be issued in the name of and delivered to the registered holder for the balance of the Warrant Shares evidenced by said Warrant.


DATED: ____________________________




Signature:

___________________________________
(Signature must conform in all
respects to name of holder as
specified on the face of the
Warrant, in every particular,
without alteration or enlargement
or any change whatever.)


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